Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships and COVID-19 Mitigation Summary Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 INVESTMENT ACTIVITY Summary 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 25 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	June 30, 2020	
	Three Months Ended	Six Months Ended
Revenues	$ 153,917	$ 303,263
Net operating income [1]	126,921	252,475
Cash net operating income [1]	120,172	244,830
Diluted per share data attributable to common stockholders:		
EPS	$ 0.14	$ 0.31
FFO	0.43	0.85
Normalized FFO	0.45	0.90
AFFO	0.42	0.87
Normalized AFFO	0.44	0.88
Dividends per common share	0.30	0.75

Capitalization and Market Facts

	June 30, 2020
Common shares outstanding	205.6 million
Common equity Market Capitalization	$3.0 billion
Total Debt [2]	$2.9 billion
Total Enterprise Value [2]	$5.8 billion
Common stock closing price	$14.43
Common stock 52-week range	$5.55 - $24.95
Common stock ticker symbol	SBRA

Key Credit Metrics [3]

	June 30, 2020
Net Debt to Adjusted EBITDA	5.00x
Including unconsolidated joint venture	5.54x
Interest Coverage	5.36x
Fixed Charge Coverage Ratio	5.17x
Total Debt/Asset Value	36%
Secured Debt/Asset Value	1%
Unencumbered Assets/Unsecured Debt	272%

Portfolio

Dollars in thousands

As of June 30, 2020

	Property Count	Investment	Beds/Units	Occupancy Percentage [4]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	290	$ 3,673,749	32,516	82.1%
Senior Housing - Leased	65	725,857	4,290	86.3
Specialty Hospitals and Other	25	642,778	1,193	70.7
Total Triple-Net Portfolio	380	5,042,384	37,999	
Senior Housing - Managed	47	926,740	4,922	83.9
Consolidated Equity Investments	427	5,969,124	42,921	
Unconsolidated Joint Venture Senior Housing - Managed	159	730,879	7,086	78.9
Total Equity Investments	586	6,700,003	50,007	
Investment in Direct Financing Lease, net	1	23,938		
Investments in Loans Receivable, gross [5]	19	62,482		
Preferred Equity Investments, gross [6]	5	21,995		
Total Investments	611	$ 6,808,418		

Includes 69 relationships in 43 U.S. states and Canada

(1) Balance includes $3.9 million and $4.7 million of expenses related to increased supplies and labor needs related to the COVID-19 pandemic for the three and six months ended June 30, 2020, respectively.
(2) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(3) See page 19 of this supplement for important information about these credit metrics.
(4) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for our Senior Housing - Managed portfolio, which is presented for the current period on a trailing three month basis.
(5) One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
(6) Our preferred equity investments include investments in entities owning four Senior Housing developments with an aggregate of 476 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO [1]

Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of June 30, 2020	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	290	65	25	380
Number of Beds/Units	32,516	4,290	1,193	37,999
Investment	$ 3,673,749	$ 725,857	$ 642,778	$ 5,042,384

Triple-Net Portfolio — EBITDARM Coverage [2]

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Skilled Nursing/Transitional Care	1.66x	1.65x	1.63x	1.64x	1.61x
Specialty Hospitals and Other	3.31x	3.36x	3.29x	3.28x	3.18x
Aggregate Acute/Post Acute and Other	1.91x	1.91x	1.88x	1.89x	1.85x
Senior Housing - Leased	1.38x	1.38x	1.37x	1.36x	1.36x

Triple-Net Portfolio — Operating Statistics [2]

Dollars in thousands

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Skilled Nursing/Transitional Care					
Number of Properties	290	291	296	304	304
Number of Units	32,516	32,660	33,290	33,879	33,879
Cash NOI	$ 75,011	$ 76,236	$ 77,589	$ 76,525	$ 75,703
Occupancy	82.1%	82.3%	82.1%	82.4%	82.6%
Skilled Mix	39.0%	38.6%	38.0%	38.7%	39.5%
Senior Housing - Leased					
Number of Properties	65	64	62	62	62
Number of Units	4,290	4,119	3,820	4,011	4,011
Cash NOI	$ 13,046	$ 11,971	$ 10,471	$ 10,244	$ 11,246
Occupancy	86.3%	86.8%	87.0%	85.6%	85.3%
Specialty Hospitals and Other					
Number of Properties	25	25	25	24	22
Number of Beds	1,193	1,193	1,193	1,193	1,085
Cash NOI	$ 13,164	$ 13,069	$ 13,256	$ 12,798	$ 12,796
Occupancy	70.7%	71.4%	71.0%	72.4%	74.0%

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.

(2) Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") and EBITDARM Coverage for each period presented include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. EBITDARM Coverage and Operating Statistics are only included in periods subsequent to our acquisition except for EBITDARM Coverage for the North American Healthcare portfolio, which is presented on a trailing twelve month basis and consists of EBITDARM Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDARM Coverage for periods preceding our acquisition. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after March 31, 2020.

5 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [1]

Dollars in thousands

	Number of Properties	Number of Beds/Units		Cash NOI	
		2Q 2020	1Q 2020	2Q 2020	1Q 2020
Skilled Nursing/Transitional Care	290	32,516	32,510	$ 74,982	$ 75,713
Senior Housing - Leased	62	3,856	3,820	$ 11,288	$ 11,107
Specialty Hospitals and Other	25	1,193	1,193	$ 13,104	$ 12,968

Same Store Triple-Net Portfolio — EBITDARM Coverage [2]

	2Q 2020	1Q 2020
Skilled Nursing/Transitional Care	1.64x	1.62x
Specialty Hospitals and Other	3.25x	3.31x
Aggregate Acute/Post Acute and Other	1.89x	1.89x
Senior Housing - Leased	1.37x	1.37x

Same Store Triple-Net Portfolio — Operating Statistics [2]

	Occupancy		Skilled Mix	
	2Q 2020	1Q 2020	2Q 2020	1Q 2020
Skilled Nursing/Transitional Care	82.0%	82.1%	38.7%	38.6%
Senior Housing - Leased	86.8%	87.0%	N/A	N/A
Specialty Hospitals and Other	69.9%	71.4%	N/A	N/A

(1) Same store triple-net portfolio includes all facilities held for investment for the full period in both comparison periods.
(2) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods.

6 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO

Top 10 Relationships and COVID-19 Mitigation Summary

Top 10 Relationships

Relationship	Primary Facility Type	Tenant/Borrower Credit Exposure: As of June 30, 2020 [1] Number of Sabra Investments	Tenant/Borrower Credit Exposure: As of June 30, 2020 [1] % of Annualized Cash NOI	EBITDARM Coverage Twelve Months Ended [2]: June 30, 2020	EBITDARM Coverage Twelve Months Ended [2]: March 31, 2020	Senior Housing - Managed Operator Exposure: As of June 30, 2020 [1] Number of Sabra Investments	Senior Housing - Managed Operator Exposure: As of June 30, 2020 [1] % of Annualized Cash NOI	COVID-19 Mitigation Sources: PHSSEF	COVID-19 Mitigation Sources: Suspension of Medicare Sequestration	COVID-19 Mitigation Sources: FMAP	COVID-19 Mitigation Sources: AAMP	COVID-19 Mitigation Sources: Employer Payroll Tax Delay	COVID-19 Mitigation Sources: PPP
Enlivant	Assisted Living	—	—	N/A	N/A	170	8.6%					✓	N/A
Avamere Family of Companies	Skilled Nursing	28	8.4%	1.20x	1.17x	—	—	✓	✓	✓		✓	✓
North American Healthcare [3]	Skilled Nursing	24	7.3%	1.64x	1.61x	—	—	✓	✓	✓	✓	✓	N/A
Signature Healthcare	Skilled Nursing	45	7.2%	1.69x	1.67x	—	—	✓	✓	✓	✓	✓	N/A
Cadia Healthcare [4]	Skilled Nursing	10	7.0%	1.81x	1.79x	—	—	✓	✓		✓		N/A
Signature Behavioral [5]	Behavioral Hospitals	6	6.5%	1.47x	1.62x	—	—	✓	✓		✓	✓	N/A
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	5.4%					✓	N/A
Genesis Healthcare, Inc. [6]	Skilled Nursing	9	4.5%	1.55x	1.60x	—	—	✓	✓	✓	✓	✓	N/A
Healthmark Group [7]	Skilled Nursing	21	3.3%	1.55x	1.56x	—	—	✓	✓	✓		✓	N/A
The McGuire Group	Skilled Nursing	7	3.1%	2.17x	2.13x	—	—	✓	✓		✓	✓	N/A
		150	47.3%	1.57x	1.58x	192	14.0%						
Remaining 59 relationships		255	36.6%	2.20x	2.20x	14	2.1%						
		405	83.9%	1.85x	1.85x	206	16.1%						

COVID-19 Mitigation Summary [8]

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PHSSEF	Yes	The CARES Act appropriated $100 billion to the Public Health and Social Services Emergency Fund ("PHSSEF" or the "Fund") for hospitals and other providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, three tranches of the Fund have been distributed. The first tranche of the Fund was distributed to each eligible health care provider based on its proportionate share of 2019 Medicare FFS payments nationally. The second tranche of the Fund was distributed based on the respective provider's share of 2018 net patient revenue (less amounts received in connection with the first tranche). The third tranche of the Fund was distributed to certified skilled nursing facilities with each facility receiving $50,000 plus $2,500 per certified bed.	$160 million
Suspension of Medicare sequestration	Yes	The CARES Act suspended the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020; the Medicare sequester was extended from 2029 to 2030.	$10 million
FMAP	Yes	The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020. States have discretion regarding the distribution of these funds to various healthcare providers.	$30 million
AAMP	[9]	The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for 120 days and will be interest-free for 12 months.	$120 million [10]
Employer payroll tax delay	[9]	Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program ("PPP").	$40 million
PPP	Potentially	The CARES Act expands eligibility for and provides $349 billion to fund special new loans, loan forgiveness and other relief to small businesses with fewer than 500 employees that have been affected by COVID-19. The Small Business Association can provide a maximum loan of 250% of the last 12 months' average monthly payroll costs over the February 15–June 30, 2020 period, capped at $10 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven.	$50 million

(1) Consists of our direct investments and properties owned through our joint venture with Enlivant.
(2) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(3) EBITDARM Coverage excludes one non-stabilized facility representing 0.4% of Annualized Cash NOI.
(4) EBITDARM Coverage excludes five non-stabilized facilities representing 4.8% of Annualized Cash NOI.
(5) EBITDARM Coverage excludes one non-stabilized facility representing 0.9% of Annualized Cash NOI.
(6) EBITDARM Coverage excludes (i) one non-stabilized facility representing 0.4% of Annualized Cash NOI and (ii) a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis.
(7) EBITDARM Coverage excludes four non-stabilized facilities representing 0.7% of Annualized Cash NOI.
(8) The following summarizes the aggregate amounts reported as being available to our operators excluding any additional benefits they may receive from the recently announced $5 billion additional funding approved under the CARES Act.
(9) Provides additional near-term liquidity for our operators.
(10) Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

7 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	2Q 2020							2Q 2019
	Enlivant							
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	159	11	170	22	8	6	206	214
Number of Units	7,086	631	7,717	3,116	756	419	12,008	12,008
Investment [3]	$ 730,879	$ 127,385	$ 858,264	$ 584,545	$ 123,701	$ 91,109	$ 1,657,619	$ 1,598,541
Capital Expenditures: [3]								
Recurring	$ 415	$ 79	$ 494	$ 398	$ 31	$ 34	$ 957	$ 1,639
Non-recurring	$ 680	$ —	$ 680	$ 13	$ 35	$ 22	$ 750	$ 1,698
Revenues	$ 36,150	$ 9,105	$ 45,255	$ 19,438	$ 4,513	$ 5,528	$ 74,734	$ 73,606
Cash NOI [4]	$ 6,305	$ 1,979	$ 8,284	$ 6,749	$ 1,234	$ 652	$ 16,919	$ 21,112
Cash NOI Margin %	17.4%	21.7%	18.3%	34.7%	27.3%	11.8%	22.6%	28.7%
REVPOR	$ 4,302	$ 5,776	$ 4,540	$ 2,499	$ 2,403	$ 5,476	$ 3,622	$ 3,512
Occupancy	78.9%	83.3%	79.6%	85.0%	82.7%	79.0%	81.8%	85.9%

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Number of Properties	47	47	46	44	44
Number of Units	4,922	4,922	4,809	4,470	4,470
Capital Expenditures: [3]					
Recurring	$ 542	$ 736	$ 1,599	$ 1,327	$ 751
Non-recurring	$ 70	$ 322	$ 901	$ 173	$ 362
Revenues	$ 38,584	$ 39,778	$ 38,209	$ 36,102	$ 35,851
Cash NOI [4]	$ 10,614	$ 12,650	$ 12,411	$ 12,315	$ 11,751
Cash NOI Margin %	27.5%	31.8%	32.5%	34.1%	32.8%
REVPOR - AL	$ 5,672	$ 5,876	$ 5,818	$ 5,560	$ 5,487
REVPOR - IL	$ 2,479	$ 2,474	$ 2,466	$ 2,460	$ 2,433
Occupancy	83.9%	86.6%	87.7%	88.7%	89.2%

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Number of Properties	159	168	170	170	170
Number of Units	7,086	7,463	7,538	7,538	7,538
Capital Expenditures:					
Recurring	$ 415	$ 724	$ 1,148	$ 1,064	$ 888
Non-recurring	$ 680	$ 609	$ 2,354	$ 1,164	$ 1,336
Revenues	$ 36,150	$ 38,135	$ 39,241	$ 37,908	$ 37,755
Cash NOI [4]	$ 6,305	$ 8,370	$ 10,089	$ 10,115	$ 9,361
Cash NOI Margin %	17.4%	21.9%	25.7%	26.7%	24.8%
REVPOR (all AL)	$ 4,302	$ 4,340	$ 4,418	$ 4,307	$ 4,272
Occupancy	78.9%	81.5%	82.2%	81.4%	81.8%

(1) REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities and are presented for the three months ended at the end of the respective period. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of June 30, 2020 was $0.7330 per CAD $1.00.

(4) 2Q 2020 balance for the wholly-owned and unconsolidated JV properties includes $1.7 million and $2.3 million of expenses, respectively, and 1Q 2020 balance for the wholly-owned and unconsolidated JV properties includes $0.3 million and $0.5 million of expenses, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

8 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO

Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [(1)]

Dollars in thousands, except REVPOR

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Number of Properties	44	44	44	44	44
Revenues	$ 35,031	$ 36,255	$ 36,764	$ 36,102	$ 35,851
Cash NOI [(2)]	$ 9,645	$ 11,582	$ 12,182	$ 12,315	$ 11,751
Cash NOI Margin %	27.5%	31.9%	33.1%	34.1%	32.8%
REVPOR - AL	$ 5,759	$ 5,804	$ 5,808	$ 5,560	$ 5,487
REVPOR - IL	$ 2,479	$ 2,474	$ 2,466	$ 2,460	$ 2,433
Occupancy	84.5%	86.9%	88.3%	88.7%	89.2%

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [(1)(3)]

Dollars in thousands, except REVPOR

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Number of Properties	159	159	159	159	159
Revenues	$ 35,338	$ 36,790	$ 37,778	$ 36,443	$ 36,294
Cash NOI [(2)]	$ 6,614	$ 8,552	$ 10,290	$ 10,187	$ 9,590
Cash NOI Margin %	18.7%	23.2%	27.2%	28.0%	26.4%
REVPOR (all AL)	$ 4,302	$ 4,340	$ 4,418	$ 4,307	$ 4,272
Occupancy	78.9%	81.5%	82.2%	81.4%	81.8%

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) 2Q 2020 balance for the same store wholly-owned and same store unconsolidated JV properties includes $1.5 million and $2.2 million of expenses, respectively, and 1Q 2020 balance for the same store wholly-owned and same store unconsolidated JV properties includes $0.3 million and $0.5 million of expenses, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

(3) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
PORTFOLIO
Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of June 30, 2020

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended June 30, 2020 (1)	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0%	10.0%	$ 480	01/31/27
Construction	1	Senior Housing	3,276	3,294	8.0%	7.8%	56	09/30/22
Other	17	Multiple	45,443	41,487	6.8%	6.9%	730	09/01/20-08/31/28
	19		67,719	63,781	7.7%	7.9%	$ 1,266	
Allowance for loan losses			—	(1,375)				
			$ 67,719	$ 62,406				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended June 30, 2020 (1)
Preferred Equity	5	Skilled Nursing / Senior Housing	$ 17,493	$ 17,493	$ 21,995	12.5%	$ 661

Proprietary Development Pipeline (2)

Dollars in thousands

As of June 30, 2020

	Investment Type		Property Type		Investment Amount (3)		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing (4)
Indiana	—	1	—	1	$ —	$ 6,754	$ —	$ 39,000	7.6%	Q3 2017
Ohio	—	2	—	2	—	10,056	—	68,000	7.3%	Q1 2018-Q4 2019
Texas	1	1	1	1	3,783	3,267	14,475	5,700	8.6%	Q3 2016-Q1 2020
	1	4	1	4	$ 3,783	$ 20,077	$ 14,475	$ 112,700	7.6%	

(1) Includes income related to loans receivable and other investments held as of June 30, 2020.
(2) Includes projects invested in or committed to as of June 30, 2020.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

PORTFOLIO NOI Concentrations (1) As of June 30, 2020 RELATIONSHIP CONCENTRATION Avamere Family of Companies: 8.4% North American Healthcare: 7.3% Signature Healthcare: 7.2% Other: 47.5% Cadia Healthcare: 7.0% Enlivant Signature Behavioral: 6.5% 8.6% Holiday Other 5.4% 2.1% Managed (No Operator Credit Exposure): 16.1% ASSET CLASS CONCENTRATION Senior Housing - Managed: 16.1% Specialty Hospital and Other: 10.2% Skilled Nursing/ Senior Housing - Transitional Leased: 10.0% Care: 62.1% Interest and Other Income: 1.6% PAYOR SOURCE CONCENTRATION (2) Private Pay: 41.1% Non-Private: 58.9% (1) Concentrations are calculated using Annualized Cash NOI. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. (2) Tenant and borrower revenue presented one quarter in arrears. 11 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO

Geographic Concentrations

Property Type

As of June 30, 2020

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	39	9	6	14	68	15.9%	29	97	16.5%
Indiana	14	3	—	1	18	4.2	21	39	6.7
California	24	1	1	4	30	7.0	—	30	5.1
Washington	15	1	1	—	17	4.0	12	29	4.9
Kentucky	24	1	—	2	27	6.3	1	28	4.8
Oregon	15	4	—	—	19	4.5	6	25	4.3
Ohio	5	1	—	—	6	1.4	15	21	3.6
Wisconsin	4	3	3	—	10	2.4	10	20	3.4
Pennsylvania	3	—	5	1	9	2.1	11	20	3.4
Massachusetts	18	—	—	—	18	4.2	—	18	3.1
Other (33 states & Canada)	129	42	31	3	205	48.0	54	259	44.2
Total	290	65	47	25	427	100.0%	159	586	100.0%
% of Consolidated Total	67.9%	15.2%	11.0%	5.9%	100.0%				
% of Total	49.5%	11.1%	8.0%	4.3%	72.9%		27.1%	100.0%	

Distribution of Beds/Units

As of June 30, 2020

		Property Type									
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	97	4,816	577	856	366	6,615	15.4%	1,122	7,737	15.5%
Indiana	39	1,547	432	—	48	2,027	4.7	963	2,990	6.0
Kentucky	28	2,598	142	—	100	2,840	6.6	55	2,895	5.8
California	30	2,058	58	102	340	2,558	6.0	—	2,558	5.1
Washington	29	1,591	52	113	—	1,756	4.1	504	2,260	4.5
Massachusetts	18	2,209	—	—	—	2,209	5.2	—	2,209	4.4
Oregon	25	1,520	377	—	—	1,897	4.4	207	2,104	4.2
North Carolina	15	1,454	—	237	—	1,691	3.9	—	1,691	3.4
New York	10	1,566	—	105	—	1,671	3.9	—	1,671	3.3
Missouri	14	1,225	—	184	—	1,409	3.3	—	1,409	2.8
Other (33 states & Canada)	281	11,932	2,652	3,325	339	18,248	42.5	4,235	22,483	45.0
Total	586	32,516	4,290	4,922	1,193	42,921	100.0%	7,086	50,007	100.0%
% of Consolidated Total		75.7%	10.0%	11.5%	2.8%	100.0%				
% of Total		65.0%	8.6%	9.8%	2.4%	85.8%		14.2%	100.0%	

12

SABRA 2Q 2020 SUPPLEMENTAL INFORMATION

June 30, 2020

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of June 30, 2020

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 385,040	$ 81,305	$ 180,960	$ 196,098	$ 843,403	14.1%
California	30	435,612	18,160	36,382	224,761	714,915	12.0
Oregon	19	261,316	86,860	—	—	348,176	5.9
Maryland	9	323,199	6,741	—	—	329,940	5.5
New York	10	297,392	—	19,955	—	317,347	5.3
Kentucky	27	228,773	23,669	—	39,696	292,138	4.9
Indiana	18	174,427	88,824	—	5,310	268,561	4.5
Washington	17	188,548	10,686	27,687	—	226,921	3.8
Arizona	8	32,514	10,348	38,075	121,757	202,694	3.4
North Carolina	15	123,462	—	68,295	—	191,757	3.2
Other (30 states & Canada) [2]	206	1,223,466	399,264	555,386	55,156	2,233,272	37.4
Total	427	$ 3,673,749	$ 725,857	$ 926,740	$ 642,778	$ 5,969,124	100.0%
% of Total investment		61.5%	12.2%	15.5%	10.8%	100.0%	

(1) Excludes our unconsolidated joint venture.
(2) Investment balance in Canada is based on the exchange rate as of June 30, 2020 of $0.7330 per CAD $1.00.

13 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

PORTFOLIO

Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of June 30, 2020

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2020 [2]	$ 4,979	$ —	$ 1,241	$ 6,220	1.5%
2021	1,980	1,165	—	3,145	0.7%
2022	24,724	5,140	4,085	33,949	8.0%
2023	9,074	—	—	9,074	2.1%
2024	23,162	2,327	—	25,489	6.0%
2025	16,577	3,124	—	19,701	4.6%
2026	26,067	603	—	26,670	6.3%
2027	39,597	720	33,486	73,803	17.3%
2028	14,729	7,931	3,919	26,579	6.2%
2029	57,798	5,651	5,628	69,077	16.2%
Thereafter	103,245	25,009	4,311	132,565	31.1%
Total Annualized Revenues	$ 321,932	$ 51,670	$ 52,670	$ 426,272	100.0%

(1) Excludes (i) Senior Housing - Managed communities and (ii) one non-operational Skilled Nursing/Transitional Care facility. Annualized Revenues are net of repositioning reserves, if applicable.
(2) All remaining 2020 lease expirations are in the fourth quarter (for Skilled Nursing/Transitional Care leases, on December 31, 2020).

14 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
INVESTMENT ACTIVITY
Summary

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate						
Traditions of Brookside [2]	01/07/20	Senior Housing - Leased	1	157	$ 33,363	7.24%
Elan Westpointe [3]	01/15/20	Senior Housing - Managed	1	113	25,000	8.00%
Traditions of Beaumont [4]	01/31/20	Senior Housing - Leased	1	142	24,000	7.38%
Traditions at Hunter Station [5]	04/01/20	Senior Housing - Leased	1	135	30,223	7.28%
Additions to Real Estate [6]	Various	Multiple	N/A	N/A	12,790	7.98%
Total Real Estate Investments					125,376	7.50%
Loans Receivable						
Ignite Promissory Note	01/07/20	Skilled Nursing/ Transitional Care	N/A	N/A	865	7.00%
Additional Loans Receivable Fundings [7]	Various	Multiple	N/A	N/A	772	8.00%
Total Loans Receivable					1,637	7.47%
All Investments through June 30, 2020					$ 127,013	7.50%

Subsequent to June 30, 2020:

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Preferred Equity						
Wellmore of Daniel Island	07/31/20	Senior Housing	1	186	$ 20,000	10.00%

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $7.1 million was used to repay our preferred equity investment in this property that had a 12% yield.
(3) Amount invested reflects the gross investment, of which $6.4 million was used to repay our preferred equity investment in this property that had a 10% yield.
(4) Amount invested reflects the gross investment, of which $2.5 million was used to repay our preferred equity investment in this property that had a 12% yield.
(5) Amount invested reflects the gross investment, of which $4.6 million was used to repay our preferred equity investment in this property that had a 12% yield.
(6) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(7) Initial investment occurred prior to 2020. Amount invested reflects incremental fundings during the six months ended June 30, 2020.

15 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
CAPITALIZATION
Overview

Debt

Dollars in thousands

As of June 30, 2020	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 98,141	$ 382,292	$ 480,433
Revolving credit facility	73,000	—	73,000
Term loans	1,046,625	—	1,046,625
Senior unsecured notes	1,250,000	—	1,250,000
Total Debt	2,467,766	382,292	2,850,058
Deferred financing costs and premiums/discounts, net	(12,473)	(3,906)	(16,379)
Total Debt, Net	$ 2,455,293	$ 378,386	$ 2,833,679

Revolving Credit Facility

Dollars in thousands

As of June 30, 2020	
Credit facility availability	$ 927,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of June 30, 2020	Shares Outstanding	Price	Value
Common stock	205,560,680	$ 14.43	$ 2,966,241
Consolidated Debt			2,467,766
Cash and cash equivalents			(28,250)
Consolidated Enterprise Value			5,405,757
Sabra's share of unconsolidated joint venture debt			382,292
Sabra's share of unconsolidated joint venture cash and cash equivalents			(11,882)
Total Enterprise Value			$ 5,776,167

At-The-Market Common Stock Offering Program

Dollars in thousands, except per share amounts

Three Months Ended June 30, 2020	
Shares issued	—
Net proceeds	$ —
Weighted average price per share	$ —
Availability as of June 30, 2020	$ 336,131

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	205,559,371	205,559,371	205,459,547	205,459,547
Common equivalents	34,282	34,282	34,282	34,282
Basic common and common equivalents	205,593,653	205,593,653	205,493,829	205,493,829
Dilutive securities:				
Restricted stock and units	625,509	1,409,599	700,453	1,439,734
Diluted common and common equivalents	206,219,162	207,003,252	206,194,282	206,933,563

16 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average As of June 30, 2020 Principal Interest Rate (1) % of Total Fixed Rate Debt Secured debt $ 98,141 3.48% 3.4% Unsecured senior notes 1,250,000 4.76% 43.9% Total fixed rate debt 1,348,141 4.67% 47.3% Variable Rate Debt (2) Revolving credit facility 73,000 1.26% 2.6% Term loans 1,046,625 2.31% 36.7% Sabra’s share of unconsolidated joint venture variable rate debt 382,292 2.71% 13.4% Total variable rate debt 1,501,917 2.36% 52.7% Total Debt $ 2,850,058 3.45% 100.0% Secured | Unsecured Debt Dollars in thousands Weighted Average As of June 30, 2020 Principal Interest Rate (1) % of Total Secured Debt Secured debt $ 98,141 3.48% 3.4% Sabra’s share of unconsolidated joint venture secured debt 382,292 2.71% 13.4% Total secured debt 480,433 2.86% 16.8% Unsecured Debt Unsecured senior notes 1,250,000 4.76% 43.9% Revolving credit facility 73,000 1.26% 2.6% Term loans 1,046,625 2.31% 36.7% Total unsecured debt 2,369,625 3.57% 83.2% Total Debt $ 2,850,058 3.45% 100.0% (1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements. (2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $91.6 million (CAD $125.0 million) subject to a swap agreement that fixes CDOR at 0.93%. Excluding these amounts, variable rate debt was 19.8% of Total Debt as of June 30, 2020. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%. 17 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of June 30, 2020	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
7/1/20 - 12/31/20	$ 1,607	3.16%	$ —	—	$ —	—	$ —	—	$ 1,607	3.16%	$ 1,752	2.69%	$ 3,359	2.91%
2021	17,764	3.17%	—	—	—	—	—	—	17,764	3.17%	20,241	2.69%	38,005	2.91%
2022	2,816	3.07%	—	—	105,000	1.41%	—	—	107,816	1.46%	6,230	2.68%	114,046	1.52%
2023	2,898	3.08%	—	—	350,000	1.41%	73,000	1.26%	425,898	1.40%	6,609	2.68%	432,507	1.42%
2024	2,983	3.09%	300,000	4.80%	591,625	1.47%	—	—	894,608	2.59%	6,660	2.68%	901,268	2.59%
2025	3,069	3.10%	—	—	—	—	—	—	3,069	3.10%	188,866	2.68%	191,935	2.69%
2026	3,159	3.11%	500,000	5.13%	—	—	—	—	503,159	5.11%	81,497	2.88%	584,656	4.80%
2027	3,251	3.12%	100,000	5.88%	—	—	—	—	103,251	5.79%	70,437	2.60%	173,688	4.50%
2028	3,347	3.13%	—	—	—	—	—	—	3,347	3.13%	—	—	3,347	3.13%
2029	3,445	3.15%	350,000	3.90%	—	—	—	—	353,445	3.89%	—	—	353,445	3.89%
Thereafter	53,802	3.34%	—	—	—	—	—	—	53,802	3.34%	—	—	53,802	3.34%
Total Debt	98,141		1,250,000		1,046,625		73,000		2,467,766		382,292		2,850,058	
Premium, net	—		7,035		—		—		7,035		—		7,035	
Deferred financing costs, net	(1,280)		(8,790)		(9,438)		—		(19,508)		(3,906)		(23,414)	
Total Debt, Net	$ 96,861		$ 1,248,245		$ 1,037,187		$ 73,000		$ 2,455,293		$ 378,386		$ 2,833,679	
Wtd. avg. maturity/years	20.3		6.5		3.7		3.2		5.8		5.1		5.7	
Wtd. avg. interest rate [3]	3.48%		4.76%		2.31%		1.26%		3.57%		2.71%		3.45%	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
[3] Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18

SABRA 2Q 2020 SUPPLEMENTAL INFORMATION

June 30, 2020

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2019 June 30, 2020 Net Debt to Adjusted EBITDA (2)(3) 4.89x 5.00x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 5.38x 5.54x Interest Coverage (2) 5.28x 5.36x Fixed Charge Coverage Ratio (2) 5.08x 5.17x Total Debt/Asset Value 36% 36% Secured Debt/Asset Value 2% 1% Unencumbered Assets/Unsecured Debt 275% 272% Cost of Permanent Debt (4) 3.79% 3.51% Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Negative outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Pro Forma Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 1.26% and 2.91% as of June 30, 2020 and December 31, 2019, respectively. 19 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income Dollars in thousands, except per share data Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Revenues: Rental and related revenues $ 112,727 $ 112,800 $ 219,239 $ 229,187 Interest and other income 2,606 70,495 5,457 73,820 Resident fees and services 38,584 36,071 78,567 53,132 Total revenues 153,917 219,366 303,263 356,139 Expenses: Depreciation and amortization 44,202 49,476 88,370 94,425 Interest 25,292 33,608 50,996 69,926 Triple-net portfolio operating expenses 5,331 6,240 10,232 11,529 Senior housing - managed portfolio operating expenses 27,970 24,239 55,231 36,279 General and administrative 8,673 8,059 17,434 16,243 Provision for loan losses and other reserves 129 193 796 1,400 Impairment of real estate — 2,002 — 105,136 Total expenses 111,597 123,817 223,059 334,938 Other (expense) income: Loss on extinguishment of debt (392) (10,119) (392) (10,119) Other (expense) income (66) (1) 2,193 170 Net gain on sales of real estate 330 2,755 113 1,235 Total other (expense) income (128) (7,365) 1,914 (8,714) Income before loss from unconsolidated joint venture and income tax expense 42,192 88,184 82,118 12,487 Loss from unconsolidated joint venture (12,136) (3,647) (15,803) (5,030) Income tax expense (433) (854) (1,475) (1,466) Net income 29,623 83,683 64,840 5,991 Net income attributable to noncontrolling interest — (6) — (18) Net income attributable to common stockholders $ 29,623 $ 83,677 $ 64,840 $ 5,973 Net income attributable to common stockholders, per: Basic common share $ 0.14 $ 0.46 $ 0.32 $ 0.03 Diluted common share $ 0.14 $ 0.46 $ 0.31 $ 0.03 Weighted-average number of common shares outstanding, basic 205,593,653 181,567,464 205,493,829 179,984,959 Weighted-average number of common shares outstanding, diluted 206,219,162 182,254,100 206,194,282 180,637,059 20 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data June 30, 2020 December 31, 2019 (unaudited) Assets Real estate investments, net of accumulated depreciation of $611,405 and $539,213 as of June 30, 2020 and December 31, 2019, respectively $ 5,358,515 $ 5,341,370 Loans receivable and other investments, net 84,401 107,374 Investment in unconsolidated joint venture 295,269 319,460 Cash and cash equivalents 28,250 39,097 Restricted cash 8,555 10,046 Lease intangible assets, net 93,502 101,509 Accounts receivable, prepaid expenses and other assets, net 155,061 150,443 Total assets $ 6,023,553 $ 6,069,299 Liabilities Secured debt, net $ 96,861 $ 113,070 Revolving credit facility 73,000 — Term loans, net 1,037,187 1,040,258 Senior unsecured notes, net 1,248,245 1,248,773 Accounts payable and accrued liabilities 143,317 108,792 Lease intangible liabilities, net 63,692 69,946 Total liabilities 2,662,302 2,580,839 Equity Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2020 and December 31, 2019 — — Common stock, $.01 par value; 500,000,000 shares authorized, 205,560,680 and 205,208,018 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively 2,056 2,052 Additional paid-in capital 4,078,737 4,072,079 Cumulative distributions in excess of net income (663,901) (573,283) Accumulated other comprehensive loss (55,641) (12,388) Total equity 3,361,251 3,488,460 Total liabilities and equity $ 6,023,553 $ 6,069,299 21 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Six Months Ended June 30, 2020 2019 Cash flows from operating activities: Net income $ 64,840 $ 5,991 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 88,370 94,425 Non-cash rental and related revenues (6,567) (8,007) Non-cash interest income (1,135) (1,125) Non-cash interest expense 4,458 5,323 Stock-based compensation expense 4,735 5,570 Non-cash lease termination income — (9,725) Loss on extinguishment of debt 392 10,119 Provision for loan losses and other reserves 796 1,400 Net gain on sales of real estate (113) (1,235) Impairment of real estate — 105,136 Loss from unconsolidated joint venture 15,803 5,030 Distributions of earnings from unconsolidated joint venture 7,083 6,884 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (1,377) (5,289) Accounts payable and accrued liabilities (8,680) (22,619) Net cash provided by operating activities 168,605 191,878 Cash flows from investing activities: Acquisition of real estate (92,945) — Origination and fundings of loans receivable (1,651) (8,823) Additions to real estate (19,867) (8,596) Repayments of loans receivable 1,610 10,102 Repayments of preferred equity investments 3,064 2,463 Net proceeds from the sales of real estate 9,516 322,736 Distributions in excess of earnings from unconsolidated joint venture 1,305 — Net cash (used in) provided by investing activities (98,968) 317,882 Cash flows from financing activities: Net borrowings from (repayments of) revolving credit facility 73,000 (349,000) Proceeds from issuance of senior unsecured notes — 300,000 Principal payments on senior unsecured notes — (500,000) Principal payments on secured debt (1,669) (1,703) Payments of deferred financing costs (722) (4,413) Payments related to extinguishment of debt — (6,895) Distributions to noncontrolling interest — (73) Issuance of common stock, net 1,860 211,575 Dividends paid on common stock (154,068) (161,735) Net cash used in financing activities (81,599) (512,244) Net decrease in cash, cash equivalents and restricted cash (11,962) (2,484) Effect of foreign currency translation on cash, cash equivalents and restricted cash (376) 300 Cash, cash equivalents and restricted cash, beginning of period 49,143 59,658 Cash, cash equivalents and restricted cash, end of period $ 36,805 $ 57,474 Supplemental disclosure of cash flow information: Interest paid $ 47,667 $ 74,631 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ 20,731 $ — Secured debt assumed by buyer in connection with sale of real estate $ 14,219 $ — 22 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net income attributable to common stockholders	$ 29,623	$ 83,677	$ 64,840	$ 5,973
Add:				
Depreciation and amortization of real estate assets	44,202	49,476	88,370	94,425
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(39)	—	(79)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,549	5,347	11,134	10,663
Net gain on sales of real estate	(330)	(2,755)	(113)	(1,235)
Net loss on sales of real estate related to unconsolidated joint venture	9,079	1,690	10,808	1,690
Impairment of real estate	—	2,002	—	105,136
FFO attributable to common stockholders	$ 88,123	$ 139,398	$ 175,039	$ 216,573
COVID-19 related expenses [1]	3,939	—	4,749	—
Lease termination income	—	(66,948)	—	(66,948)
Loss on extinguishment of debt	392	10,119	392	10,119
Provision for doubtful accounts and loan losses, net	129	193	796	1,400
Other normalizing items [2]	731	1,918	4,439	8,958
Normalized FFO attributable to common stockholders	$ 93,314	$ 84,680	$ 185,415	$ 170,102
FFO attributable to common stockholders	$ 88,123	$ 139,398	$ 175,039	$ 216,573
Merger and acquisition costs	269	56	428	62
Stock-based compensation expense	2,375	2,795	4,735	5,570
Non-cash rental and related revenues	(6,202)	(6,843)	(6,567)	(8,007)
Non-cash interest income	(574)	(563)	(1,135)	(1,125)
Non-cash interest expense	2,225	2,762	4,458	5,323
Non-cash portion of loss on extinguishment of debt	392	3,224	392	3,224
Provision for loan losses and other reserves	129	193	796	1,400
Non-cash lease termination income	—	(9,725)	—	(9,725)
Other non-cash adjustments related to unconsolidated joint venture	404	1,031	943	2,146
Other non-cash adjustments	133	46	27	98
AFFO attributable to common stockholders	$ 87,274	$ 132,374	$ 179,116	$ 215,539
COVID-19 related expenses [1]	3,939	—	4,749	—
Cash portion of lease termination income	—	(57,223)	—	(57,223)
Cash portion of loss on extinguishment of debt	—	6,895	—	6,895
Other normalizing items [2]	309	1,885	(1,826)	3,017
Normalized AFFO attributable to common stockholders	$ 91,522	$ 83,931	$ 182,039	$ 168,228
Amounts per diluted common share attributable to common stockholders:				
Net income	$ 0.14	$ 0.46	$ 0.31	$ 0.03
FFO	$ 0.43	$ 0.76	$ 0.85	$ 1.20
Normalized FFO	$ 0.45	$ 0.46	$ 0.90	$ 0.94
AFFO	$ 0.42	$ 0.72	$ 0.87	$ 1.19
Normalized AFFO	$ 0.44	$ 0.46	$ 0.88	$ 0.93
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	206,219,162	182,254,100	206,194,282	180,637,059
AFFO and Normalized AFFO	207,003,252	183,007,434	206,933,563	181,457,685

(1) Amount represents expenses related to the COVID-19 pandemic incurred by our Senior Housing - Managed portfolio.

(2) For FFO, the three months ended June 30, 2020 includes $0.4 million of write-offs related to straight-line rent receivables, and the six months ended June 30, 2020 and 2019 includes $6.2 million and $5.9 million, respectively, of write-offs related to straight-line rent receivables and lease intangibles. FFO and AFFO for the six months ended June 30, 2020 also include $2.1 million earned during the period related to legacy Care Capital Properties, Inc. ("CCP") investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

23 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 321,933 Senior Housing - Leased 51,670 Senior Housing - Managed — Wholly-Owned 49,163 Senior Housing - Managed — Sabra’s share of unconsolidated joint venture 34,271 Specialty Hospitals and Other 52,670 Annualized Cash NOI (excluding loans receivable and other investments) $ 509,707 Obligations Dollars in thousands Secured debt (1) $ 98,141 Unsecured senior notes (1) 1,250,000 Revolving credit facility 73,000 Term loans (1) 1,046,625 Sabra’s share of unconsolidated joint venture debt (2) 382,292 Total Debt 2,850,058 Add (less): Cash and cash equivalents and restricted cash (36,805) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (3) (17,662) Accounts payable and accrued liabilities (4) 90,002 Net obligations $ 2,885,593 Other Assets Dollars in thousands Loans receivable and other investments, net $ 84,401 Accounts receivable, prepaid expenses and other assets, net (4) 40,113 Total other assets $ 124,514 Common Shares Outstanding Total shares 205,560,680 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. 24 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 25 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. 26 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

APPENDIX Reporting Definitions Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non- cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non- cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. 27 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020

APPENDIX Reporting Definitions REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non- stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/ Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 28 SABRA 2Q 2020 SUPPLEMENTAL INFORMATION June 30, 2020